                                LEASE AGREEMENT
                                ---------------








       LANDLORD:     NEW BOSTON MILL ROAD LIMITED PARTNERSHIP

       TENANT:       SYCAMORE NETWORKS, INC.

       PREMISES:     220 MILL ROAD
                     CHELMSFORD, MASSACHUSETTS




                            SUBMISSION NOT AN OPTION
                            ========================



THE SUBMISSION OF THIS LEASE FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE, A RESERVATION OF, OR OPTION FOR THE PREMISES AND SHALL VEST NO RIGHT IN ANY PARTY. TENANT OR ANYONE CLAIMING UNDER OR THROUGH TENANT SHALL HAVE THE RIGHTS TO THE PREMISES AS SET FORTH HEREIN AND THIS LEASE BECOMES EFFECTIVE AS A LEASE ONLY UPON EXECUTION, ACKNOWLEDGMENT AND DELIVERY THEREOF BY LANDLORD AND TENANT TO EACH OTHER, REGARDLESS OF ANY WRITTEN OR VERBAL REPRESENTATION OF ANY AGENT, MANAGER OR EMPLOYEE OF LANDLORD TO THE CONTRARY.


                               FROM THE OFFICE OF:

                        RAPPAPORT, ASERKOFF AND RAPPAPORT
                              ONE LONGFELLOW PLACE
                                   SUITE 3611
                                BOSTON, MA 02114

                                      LEASE

                    NEW BOSTON MILL ROAD LIMITED PARTNERSHIP
                                  ("LANDLORD")
                                       TO

                             SYCAMORE NETWORKS, INC.
                                   ("TENANT")


                                TABLE OF CONTENTS
                               -----------------

SECTION I.       PREMISES...........................................  1
SECTION II.      USE................................................  1
SECTION III.     TERM...............................................  2
SECTION IV.      RENT...............................................  2
SECTION V.       CONSTRUCTION AND PREPARATION OF THE PREMISES.......  3
SECTION VI.      BUILDING AND EQUIPMENT.............................  4
SECTION VII.     FLOOR LOAD, HEAVY MACHINERY........................  6
SECTION VIII.    SERVICES...........................................  6
SECTION IX.      UTILITIES..........................................  6
SECTION X.       ADDITIONAL RENT....................................  6
SECTION XI.      REMOVAL OF GOODS AND TENANT'S REPAIRS. ............  12
SECTION XII.     SALES TAX..........................................  12
SECTION XIII.    IMPROVEMENTS AND ALTERATIONS.......................  12
SECTION XIV.     INSPECTION.........................................  13
SECTION XV.      CASUALTY...........................................  13
SECTION XVI.     EMINENT DOMAIN.....................................  14
SECTION XVII.    INDEMNIFICATION....................................  15
SECTION XVIII.   PROPERTY OF TENANT.................................  16
SECTION XIX.     INJURY AND DAMAGE..................................  17
SECTION XX.      ASSIGNMENT, MORTGAGING, AND SUBLETTING.............  17
SECTION XXI.     SIGNS, BLINDS AND WINDOW TREATMENTS................  19
SECTION XXII.    INSURANCE COMPLIANCE...............................  19
SECTION XXIII.   INFLAMMABLES, ODORS................................  19
SECTION XXIV.    DEFAULT............................................  19
SECTION XXV.     SUBORDINATION AND ESTOPPEL.........................  21
SECTION XXVI.    NOTICES............................................  23
SECTION XXVII    INTENTIONALLY DELETED..............................  23
SECTION XXVIII.  QUIET ENJOYMENT....................................  23
SECTION XXIX.    BINDING AGREEMENT..................................  23
SECTION XXX.     PARTNERSHIP........................................  24
SECTION XXXI.    SEISIN.............................................  24
SECTION XXXII.   INSURANCE..........................................  24
SECTION XXXIII.  SUBROGATION, INSURANCE PREMIUMS....................  26
SECTION XXXIV.   SHORING............................................  26
SECTION XXXV.    REZONING...........................................  26
SECTION XXXVI.   SEVERABILITY.......................................  26
SECTION XXXVII.  WAIVER OF TRIAL BY JURY............................  26
SECTION XXXVIII. NO WAIVER..........................................  27
SECTION XXXIX.   HOLDING OVER.......................................  27

SECTION XL.      CAPTIONS, PLURAL, GENDER...........................  27
SECTION XLI.     BROKERAGE..........................................  27
SECTION XLII.    HAZARDOUS WASTE....................................  28
SECTION XLIII.   SECURITY DEPOSIT...................................  29
SECTION XLIV.    LANDLORD'S RIGHT TO PERFORM FOR TENANT.............  31
SECTION XLV.     GOVERNING LAW......................................  32
SECTION XLVI.    THERMEDICS TERMINATION.............................  32
SECTION XLVII.   ASSIGNMENT OF SUBLEASES............................  33
SECTION XLVIII.  RENEWAL OPTION.....................................  34
SECTION XLIX.    FORCE MAJEURE......................................  36
SECTION L.       MULTIPLE COUNTERPARTS..............................  36

     THIS LEASE (the "LEASE") made and entered into as of this 8th day of March, 2000 by and between NEW BOSTON MILL ROAD LIMITED PARTNERSHIP, a Delaware Limited Partnership, having a business address at One Longfellow Place, Suite 3612, Boston, Massachusetts 02114 (hereinafter called "LANDLORD") and SYCAMORE NETWORKS, INC., a Delaware corporation (hereinafter called "TENANT").

   SECTION I. PREMISES. Landlord leases to Tenant, and Tenant hereby hires and
   ---------  --------
takes from Landlord the entire building commonly known as 220 Mill Road, Chelmsford, Massachusetts (the "PREMISES"), consisting of 113,706 square feet of net rentable area (the "NET RENTABLE AREA") located on the parcel of land described on Exhibit A attached to this Lease (the "LAND"), together with the right, appurtenant to the Premises, to the exclusive use of (1) all landscaping, parking areas, loading docks, loading areas and other buildings and improvements on the Land other than the Premises, and (2) whether located on the Land or on other land or property, all driveways and walkways necessary for access to the Premises, all retention ponds and other improvements and facilities providing drainage for the benefit of the Land and the Premises, and all wires, cables, poles, mains, conduits, trenches, manholes and other fixtures, facilities and equipment necessary or convenient to provide electricity, telephone, cable, gas, water, sewer and other utility and telecommunications services to the Premises (items (1) and (2) herein shall hereafter be collectively referred to as the "COMMON FACILITIES"). The Premises, the Land and the Common Facilities are hereinafter collectively called the "PROPERTY". Landlord shall deliver the Premises to Tenant, free of tenants and occupants (except the Permitted Subtenants (as hereinafter defined) and their trade fixtures and personal property, on or before June 1, 2000. In the event of failure to deliver the Premises as stated in the preceding sentence, Tenant's sole remedy shall be as provided in Section III hereof.

   SECTION II. USE. Tenant shall have the right to use the Premises for
   ----------  ---
administration, sales and other general office purposes, research and development (including engineering laboratories), and design, assembly, testing, storage and shipping of electronic products and components, subject to all applicable laws and ordinances imposed by any governmental authority having jurisdiction thereon.

   Tenant agrees that, if it vacates the Premises, or fails to conduct its business therein at any time during the term hereof, it shall provide Landlord with prior written notice thereof.

   SECTION III. TERM. The term of this Lease shall commence on the date of the
   -----------  ----
delivery of the Premises to Tenant, free and clear of all tenants and occupants, except for the Permitted Subtenants (the "COMMENCEMENT DATE"), and shall terminate on the last day of the eighty-fourth (84th) full calendar month thereafter. If the Commencement Date does not occur by June 1, 2000, Tenant shall have the right to terminate this Lease by written notice to Landlord and Thermedics (as hereinafter defined), which termination shall be effective twenty days after Landlord receives such notice from Tenant unless Landlord cause the Commencement Date to occur before the end of such twenty-day period. If such twenty-day period passes without the Commencement Date occurring, the Escrow Agent (as hereinafter defined) shall promptly return the Thermedics Termination Fee (as hereinafter defined) to Tenant, and this Lease shall terminate without any further liability or obligation of either Landlord or Tenant to the other party.

     SECTION IV. RENT. Tenant shall pay an annual "RENT" of $1,193,913, in equal
     ----------  ----
monthly installments of $99,492.75 in advance on the first day of each calendar month during the term of this Lease; provided, however, as a reimbursement to Tenant for a portion of the costs and expenses incurred in connection with the Tenant's Work (as hereinafter defined), Tenant shall receive a credit against Rent due under the Lease in the amount of $29,166.66 per month for the first twelve full calendar months of the term of this Lease and $2,777.78 per month for the balance of the original term of this Lease.

   Tenant shall pay a proportionate share of such monthly installment for any partial calendar month at the beginning or end of the Lease term equal to 1/30 of such monthly installment for each day of such partial month included within the term of this Lease.

   Tenant shall pay the Rent and Additional Rent (as hereinafter defined) without demand or notice and without deduction, abatement, counterclaim, or set-off, except as otherwise provided in this Lease, to the Landlord in care of New Boston Management Services, Inc., Agent for New Boston Mill Road Limited Partnership, One Longfellow Place, Suite 3612, Boston, Massachusetts 02114-2434, or at such other place as designated from time to time by Landlord in writing.

   In the event that the Rent is not paid when due, Landlord shall assess and Tenant shall pay a late charge in an amount equal to interest at the rate of one and one-half percent (1 1/2%) per month on the unpaid balance from the date said Rent became due. All other charges which Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon, shall be deemed to be "ADDITIONAL RENT" and in the event of non-payment thereof by Tenant, Landlord shall have all the rights and remedies with respect thereto as would accrue to Landlord for non-payment of Rent.

   SECTION V.   CONSTRUCTION AND PREPARATION OF THE PREMISES.
   ---------    --------------------------------------------
   (a) Landlord's Work. The Premises shall be delivered to Tenant in its
       ---------------
"as-is" condition and the taking of possession of the Premises by Tenant shall be conclusive evidence of the acceptance of the Premises by Tenant and that the Premises are in good and satisfactory condition, in accordance with Landlord's obligations hereunder.

   (b) Tenant's Work. Tenant shall complete the alterations, additions and
       -------------
improvements to the Premises (herein referred to as "TENANT'S WORK"), in a good and workmanlike manner in accordance with Plans and Specifications (as hereinafter defined) which have Landlord's written approval prior to the commencement of Tenant's Work, which approval Landlord shall not unreasonably withhold, delay or condition; provided, however, Tenant shall have the right, without Landlord's prior consent or the obligation to submit Plans and Specifications to Landlord for approval but upon prior notice to Landlord, to complete alterations, additions or improvements to the Premises which (x) do not cost more than $50,000 in any single instance, (y) do not have any effect on the roof, foundation or other structural components of the Premises or the exterior of the Premises, and (z) do not have any material, adverse effect on the Building Systems (as hereinafter defined) (such alterations, additions and improvements being the "EXEMPT ALTERATIONS"). Within five business days after Tenant delivers any preliminary or final Plans and Specifications to Landlord, Landlord shall respond in writing to Tenant either with Landlord's approval of such Plans and Specifications or with its disapproval, together with a reasonably detailed written explanation of Landlord's reasonable justifications for such disapproval. Tenant shall furnish and install any and all necessary trade fixtures, equipment and other items necessary for the proper conduct of Tenant's business. "Plans and Specifications", as used in this Section V(b) and in Section XIII, shall mean documents and drawings sufficient for contract bidding and work completion. All of the foregoing work and all work Tenant may undertake pursuant to Section XIII of this Lease shall be done in accordance with all laws, rules, regulations and ordinances applicable thereto, including, if necessary, compliance with the Americans With Disabilities Act of 1990, as amended from time to time, and a building permit from the municipal department having jurisdiction, if required. In no event shall Landlord be required to provide or install any trade fixtures or equipment.

   Tenant shall require all contractors employed by Tenant to carry Worker's Compensation Insurance in accordance with statutory requirements and to carry

Commercial General Liability Insurance and Automobile Liability Insurance covering such contractors in or about the Premises, Building and Property in amounts not less than Two Million Dollars ($2,000,000) combined single limits for property damage, for injury or death of more than one person in a single accident, and to submit certificates of insurance evidencing such coverage to Landlord prior to commencement of such work. Tenant agrees to indemnify and hold harmless Landlord and its management agent from all claims, actions, demands and causes of actions occasioned by acts or negligence of Tenant's contractors on or about the Premises or the Building or the Property.

   All contractors, subcontractors, mechanics, laborers, materialmen, and others who perform any work, labor or services, or furnish any materials, or otherwise participate in the labor or services, or furnish any materials, or otherwise participate in the improvement of the Premises shall be and are hereby given notice that Tenant is not authorized to subject Landlord's interest in the Premises, Building or Property to any claim for mechanics', laborers' and materialmen's liens, and all persons dealing directly or indirectly with Tenant may not look to the Premises, Building or Property as security for payment. Tenant shall save Landlord harmless from and against all such liens and all claims of damage to either property or persons arising out of the performance of Tenant's Work.

   SECTION VI.  BUILDING AND EQUIPMENT.
   ----------   ----------------------
   (a) Landlord's Obligation. Subject to Section XV and XVI of this Lease,
       ---------------------
Landlord shall perform all maintenance, repairs and replacements necessary to keep the foundation, exterior walls and other structural components of the Premises and, except for any maintenance and repairs required of Tenant under
Section VI(b) of this Lease, the Common Facilities and the roof in good order, condition and repair and in compliance with all applicable laws. Landlord shall in no event be responsible for the maintenance or repair of exterior glass or for the doors leading to the Premises, or for any condition in the Premises and Common Facilities caused by any act or negligence of Tenant, its invitees, agents or contractors.

   If, in the judgment of an independent consultant or engineer mutually agreeable to Landlord and Tenant, based on industry standards and good building management practices, any portion of the roof can no longer, by ordinary repairs and maintenance, be maintained in such good order, condition and repair as is necessary to avoid any damage to the Premises and any adverse effect on Tenant's use and enjoyment of the Premises, then Landlord shall promptly perform such replacement, and the cost of such replacement shall be amortized over the useful life of the roof, and such amortized annual charge shall be included in Operating Costs for the then current year and each subsequent year during the Term, as provided in Section X hereunder.

     (b) Tenant's Obligations. Except for Landlord's obligations under Section
         --------------------
VI(a) of this Lease, and subject to Section XV and XVI of this Lease, Tenant shall (1) keep the Premises neat and clean; (2) shall perform all maintenance, repairs and replacements to the roof (except for such replacements under Section VI(a) above) and all interior, non-structural areas and components of the Premises, including without limitation the interior and entry doors, interior and exterior glass and windows, partitions, walls (other than the exterior, structural or load-bearing walls) and loading docks, and any heating, ventilation, air-conditioning, plumbing, mechanical, sprinkler, alarm and electrical systems serving the Building (the "BUILDING SYSTEMS"); and (3) shall perform only ordinary maintenance and repairs to the landscaping, loading areas, walkways, driveways and parking areas on the Property, including reasonable removal of snow and ice, but excluding any replacements or any repairs to the Common Facilities, the cost of which is properly characterized as a capital expenditure under generally accepted accounting principles or the regulations of the Internal Revenue Service (in the event replacements or repairs to the Common Facilities are required which are properly characterized as capital expenditures, Tenant shall give Landlord notice of the same); but only to the extent reasonably necessary to keep such interior, non-structural areas and components of the Premises and such landscaping, loading areas, walkways, driveways and parking areas in as good order, condition and repair as exists as of the Commencement Date or such improved order, condition and repair as exists after the completion of Tenant's Work, except only for reasonable wear and tear and damage from fire, casualty or eminent domain. Tenant agrees that all maintenance, repairs and replacements required of Tenant under this Section VI(b) shall be performed either by a professional maintenance companies reasonably satisfactory to Landlord, in which case Tenant shall supply Landlord with contracts with such companies, or by employees of Tenant experienced and, if required by law, licensed to perform such maintenance, repairs and replacements.

     All costs of replacements or additions to the heating, ventilation and air-conditioning systems and equipment in the Premises (the "HVAC SYSTEM") (i) during the first year of the term of this Lease or (ii) to meet a specific demand or need of Tenant, whenever occurring, shall be borne by Tenant. If Tenant makes any replacements of an entire roof-top unit of the HVAC System, other than replacements described in the preceding sentence, and if the cost of such replacements are properly characterized as a capital expenditure in accordance with generally accepted accounting principles and the regulations of the Internal Revenue Service, Landlord shall reimburse Tenant for such costs up to $50,000 per year and an aggregate maximum of $300,000 over the term of this Lease. If Tenant performs any such replacement to the equipment associated with the HVAC

System on the roof of the Premises without Landlord's prior written consent, which Landlord shall not unreasonably withhold, delay or condition, Tenant shall not receive any reimbursement from Landlord on account of such replacement.

   SECTION VII. FLOOR LOAD, HEAVY MACHINERY. Tenant shall not place a load upon
   -----------  ---------------------------
any floor of the Premises exceeding the floor load per square foot area which floor was designed to carry and which is allowed by law. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to prevent transmission of noise and vibration to any other part of the Building in which the Premises are located. Any moving of any machinery and/or equipment into, out of, or within the Premises shall be done at the sole risk and hazard of Tenant, and Tenant will indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting from such moving. In the event riggers shall be required to accomplish such moving, only persons holding a Master Rigger's License shall perform the work. Without Landlord's prior consent, which shall not be unreasonably withheld, delayed or conditioned, Tenant shall not in any way break, cut into, or damage the exterior perimeter walls or insulating panels of the Building in installing, ventilating or exhausting its equipment or in any other manner.

   SECTION VIII. SERVICES. Tenant shall make all arrangements and pay all costs
   ------------  --------
for all services which are required for the proper operation of its business on the Premises, including, but not limited to all window cleaning, janitorial services, trash collection and removal, snow removal and maintenance of grass, parking lot areas landscaping (in accordance with Section VI of this Lease).

   SECTION IX.  UTILITIES.  Tenant shall make all arrangements and pay all costs
   ----------   ---------
for utilities furnished to the Property, which may include gas and electricity and telephone services furnished to the Property and to the heating, ventilating and air conditioning units serving the Premises.

     At Landlord's option, Landlord may pay for water and sewer charges, and, upon receipt of an invoice for same, Tenant shall reimburse Landlord for all such charges within 30 days of receipt of an invoice for same.

   SECTION X. ADDITIONAL RENT. In addition to the Rent set forth in Section IV
   ---------  ---------------
of this Lease and as part of the rent due pursuant to the terms of this Lease, Tenant shall pay to Landlord, as Additional Rent, in the manner and at the times set forth in this Section X, one hundred percent (100%) of the Taxes and the Operating Costs (as hereinafter defined) paid or incurred by Landlord during any full or partial calendar year included in the term of this Lease; provided; however, if the term of this Lease includes any partial calendar year, Tenant shall pay only 1/365 of the Taxes and Operating Costs for each day of such calendar year falling within the term of this Lease. As used in this Section X the following words and terms shall have the following meaning:

    (a) "TAXES" shall mean the real estate taxes and assessments imposed upon Landlord with respect to the parcel identified by the Town of Chelmsford as Map 0127, Block 0024, Lot 7811 commonly known as 220 Mill Road, Chelmsford, Massachusetts, as such parcel is defined in the records of the Town of Chelmsford as of the date of this Lease, including all structures located thereon, and any and all other taxes, levies, betterments, assessments and charges arising from the ownership and/or operation of said parcel and all the structures located thereon (excluding income taxes), which are or shall be imposed by a national, state or municipal or other authorities and which are or may become a lien upon Landlord and/or said parcel, but excluding any fee or penalty levied on Landlord for late payment thereof. Landlord shall pay any Taxes over the maximum period permitted under law, and Taxes payable by Tenant during any calendar year shall include only such portion of any Taxes required to be paid under law during such calendar year. If, or to the extent that, due to a future change in the method of taxation any franchise, revenue, profit or other tax shall be levied against Landlord in substitution or in lieu of any tax which would otherwise constitute a real estate tax, such franchise, revenue, profit or other tax shall be deemed to constitute "Taxes" for the purposes hereof. Any other provision of this Section X notwithstanding, Taxes shall not include, and Tenant shall have no obligation to pay, any taxes attributable to Landlord's net income, property other than the Property, revenue not derived from the Property or Landlord's operations independent of the Property. It is recognized and agreed by Landlord and Tenant that it is their intention by this paragraph to include in "Taxes" that which in tax year 2000 was commonly known in Chelmsford as "real estate taxes", including that portion covered by the school tax rate, and any type of tax or assessment which may, throughout the term hereof be substituted, in whole or in part therefore. If, in any fiscal tax year after fiscal tax year 2000, the Town of Chelmsford or any of its departments shall require Landlord to pay for any service which during the fiscal tax year 2000 was provided by said Town of Chelmsford or any of its departments without requiring payment by Landlord, then all such payments due on account of services rendered during any fiscal tax year after fiscal tax year 2000 shall, for purposes of this Section X(a), be considered and treated as real estate taxes for the fiscal tax year for which such payments are due. Without in any way limiting the generality of the preceding sentence, some of the services for which the Town of Chelmsford or any of its departments might require payment are: police protection, fire protection, public schools, library services, park services, building inspections. Water and sewer use charges are covered elsewhere in this Lease and the same shall not enter into the calculations made under this Section X(a). Landlord represents and warrants to Tenant that to the best of its knowledge, each taxing authority assesses the Land and the Premises separately from any other land or other rentable buildings or improvements (other than improvements serving the Premises exclusively), and that the assessed valuation of the Property does not include the value of any such other land other rentable buildings or improvements, whether owned by Landlord or any other person or entity.

     (b) "TAX YEAR" shall mean the twelve (12) month period commencing July 1 in any calendar year and each twelve (12) month period commencing on an anniversary of said date during the term of this Lease.

     (c) Tenant shall make monthly payments to Landlord on account of Taxes payable by Tenant under this Section X during the current calendar year and each subsequent calendar year thereafter falling entirely or partly within the term of this Lease. The amount of such monthly payments shall be determined as follows: On the Commencement Date, Landlord shall submit to Tenant a statement setting forth Landlord's reasonable estimates (based on costs of which Landlord is aware and other reasonable assumptions of Landlord) of the amount of Taxes that are expected to be incurred during such calendar year, together with a copy of the most current tax bills for the Property. Tenant shall pay to Landlord, on the first day of each calendar month following receipt of such statement from time to time, an appropriate amount to amortize such estimated Taxes for the then current calendar year, based on the most current statement received from Landlord, in equal monthly installments over the then balance of the then current calendar year. Tenant's payment of Taxes shall be made without deduction, setoff or demand, except as otherwise provided under this Lease, in accordance with the provisions of Section IV of this Lease. If at any time during the Lease Term, Landlord, in Landlord's reasonable judgment, based on more current tax bills, determines it appropriate to revise the reasonable estimates of Taxes which have been submitted, then Landlord may submit a statement of such revised estimates to Tenant, and then commencing with the next monthly payment to be made by Tenant, appropriate adjustment shall be made to the amount being paid by Tenant on account of such estimated Taxes. Within one hundred twenty (120) days after the expiration of each calendar year during the term of this Lease, Landlord shall submit to Tenant a statement certified by Landlord's comptroller stating (i) the actual Taxes payable by Tenant under this Lease with respect to the preceding calendar year, (ii) the aggregate amount of the estimated payments, if any, made by Tenant on account thereof, and (iii) any credit to which Tenant is entitled. If the aggregate amount of Tenant's estimated payments exceeds such actual Taxes,

Tenant shall deduct such excess from its next estimated payment or payments for Taxes or Operating Costs, or, after the end of the term of this Lease, Landlord shall remit such excess to Tenant at the time Landlord delivers such certified statement to Tenant. If such actual Taxes exceed such aggregate amount of the estimated payments, if any, made by Tenant on account thereof, then Tenant shall pay such excess to Landlord, as Additional Rent, within 30 days after notice thereof.

   Appropriate credit against Taxes shall be given for any refund obtained by reason of a reduction or abatement in any Taxes by the courts or other governmental agency responsible therefor. The original computation of Taxes for any calendar year, as well as any reimbursement to, or payments from, Tenant on account of Taxes, under the provisions of this Section X, shall be based on the original assessed valuations of the Property, with adjustments to be made at a later date when the tax refund or abatement, if any, shall be paid to Landlord by the taxing authority. Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund shall be charged against the tax refund before the adjustments are made for the Tax Year. In no event shall Tenant be entitled to receive a credit against Taxes for any fiscal Tax Year in an amount greater than the Taxes for such fiscal Tax Year.

   (d) "OPERATING COSTS" shall mean all costs incurred and expenditures paid or incurred by Landlord in the operation, management, repair, cleaning and maintenance of the Premises or Property or the related equipment and facilities and appurtenant parking and landscaped areas, heating and cooling equipment, including but not limited to the following:

       1. All costs for fire, extended coverage, casualty, liability, worker's compensation, rental interruption insurance, and all other insurance as may be required by the holder of the mortgage upon the Property, or otherwise reasonably required.

       2. Water and sewer charges.

       3. Costs of landscaping and snow removal.

       4. Costs of rubbish removal.

       5. Electricity and gas charges, including without limitation, the cost of electric current for the operation of public lights inside and outside the Premises, and the parking area.

       6. Security service equipment and contracts, if any.

       7. Exterminating services and contracts.

       8. Wages including all fringe benefits, federal and state payroll, unemployment and old age taxes paid by Landlord on account of Landlord's employees, but only to the extent that they are employed in the operation, management, repair, cleaning and maintenance of the Premises or Property.

       9. The cost of labor and materials used in cleaning the Premises and the parking area and other areas of the Premises.

       10. The cost of supplies.

       11. The cost of any capital improvements to the Property after the commencement of the term of this Lease for the purposes of (x) complying with statutes, laws, by-laws, regulations, codes or orders enacted or promulgated after the date of this Lease, or (y) complying with Landlord's obligations to perform maintenance, repairs and replacements under Section VI(a), and including without limitation Landlord's reimbursement of expenses pursuant to Section VI(b) of this Lease, which cost shall be amortized over such improvement's useful life (according to mutually acceptable industry practices), together with interest on the unamortized balance of such cost at the rate which is two percent (2%) above the prime rate from time to time charged by BankBoston or such lower rate as may be paid by Landlord for funds borrowed to construct said capital improvements it being agreed that in each calendar year there shall be included in Operating Costs only such year's allocable share of the amortized cost of such capital improvement and interest.

   Notwithstanding any contrary provision of this Lease, Operating Costs shall not include costs or expenses relating to the following:

       (i)    any such costs or charges paid directly by Tenant;

       (ii) salaries, wages, benefits and other expenses of executive and administrative employees and other employees involved in the operation or management of the Premises above the level of building manager;

       (iii)  management fees;

       (iv) compensation paid to employees or other persons in connection with commercial concessions operated by Landlord;

       (v) Landlord's general overhead not directly related to the operation or maintenance of the Property;

       (vi) depreciation of the Premises or other improvements on the Property;

       (vii) principal, interest or other charges relating to indebtedness secured by a mortgage covering any portion of the Property, and payments of rent and other charges under any ground lease or superior lease covering any portion of the Property;

       (viii) leasehold improvements made in connection with the preparation of any portion of the Property for occupancy by a new or existing tenant;

       (ix)   any expansion of the rentable area of the Property;

       (x) repairs necessary to cure defects in the original construction of any portion or component of the Property;

       (xi) any capital expenditure other than the cost of capital improvements specified in Section X(d)(11) of this Lease;

       (xii) repairs and replacements arising out of a fire or other casualty or an exercise of the eminent domain affecting the Property;

       (xiii) any cost with respect to which Landlord is entitled to reimbursement from insurance proceeds or from a third party; and

       (xiv) efforts to lease portions of the Property or to procure new tenants for the Property, including advertising expenses, leasing commissions and attorney's fees;

       (xv)    negotiations or disputes with any tenant of the Premises;

       (xvi) Landlord's breach or violation of a law, lease or other obligation, including fines, penalties and attorneys' fees;

       (xvii) the negligence or willful misconduct of Landlord or its agents, employees, contractors or invitees;

       (xviii) tests, investigations and reports concerning the possible presence or the extent of any Hazardous Substance on or about the Property, the remediation of such Hazardous Substances and the compliance with statutes, laws, by-laws, regulations, codes, orders and judgments restricting, regulation, prohibiting or otherwise concerning Hazardous Substances;

       (xix) compliance by Landlord with laws existing as of the date of this Lease, including without limitation the Americans with Disabilities Act and the regulations and standards thereunder as apply to the exterior of the Building and Common Facilities (excluding the interior of the Premises which are the responsibility of the Tenant under Section VI(b); and

       (xx)    sculptures, paintings and other works of art.

   (e) Tenant's Payment of Operating Costs. Tenant shall pay for all Operating Costs on a timely basis either directly to the specific provider or to Landlord within 30 days after receiving an invoice form Landlord for such Operating Costs.

   (f) Tenant's Payment of Landlord Fees. Tenant shall reimburse the Landlord the sum of $477,888 for expenses and commission fees Landlord incurred in the consummation of this Lease (the "LANDLORD REIMBURSEMENT FEE"). The Landlord Reimbursement Fee shall be amortized over the initial term of the Lease at ten percent (10%) interest per annum, and shall be paid in equal monthly installments of $7,933.50 to Landlord as Additional Rent, during the initial term of the Lease.

   SURVIVAL OF OBLIGATIONS: Any obligation under this Section X of Tenant which shall not have been paid at the expiration of the term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

   SECTION XI. REMOVAL OF GOODS AND TENANT'S REPAIRS. At the expiration or
   ----------  -------------------------------------
sooner termination of this Lease, Tenant will remove its goods and effects (except as elsewhere provided herein) and will peaceably yield up to the Landlord the Premises in as good order and condition as when delivered to it, or such improved order and condition as exists after the completion of Tenant's Work, excepting ordinary wear and tear (which shall not be deemed to include holes in walls or floors or special wiring caused by installation of Tenant's fixtures or equipment), repairs required to be made by Landlord and damage by fire, casualty or eminent domain.

   The Tenant shall be responsible for all damages or injury to the Premises, fixtures, appurtenances and equipment of Landlord, and to the Property, caused by Tenant's installation or removal of furniture, fixtures or equipment.

   SECTION XII. SALES TAX. In the event that any sales tax shall be levied by
   -----------  ---------
the Commonwealth of Massachusetts, or the Town of Chelmsford, or any other authority having jurisdiction, upon the Rent and/or the Additional Rent received by Landlord from Tenant, the exact amount of such tax shall be paid by Tenant to Landlord at the same time each installment of Rent and/or Additional Rent is paid to the Landlord.

   SECTION XIII. IMPROVEMENTS AND ALTERATIONS. At the end of the term of this
   ------------  ----------------------------
Lease, Tenant shall remove its trade fixtures, equipment and other personal property, and Tenant shall have the right, provided it notifies Landlord of its intent to remove at the time of approval or notice as provided herein, but not the obligation, to remove any of Tenant's Work, provided that Tenant repairs any damage from such removal and returns the Premises to such condition as exists on the Commencement Date, reasonable wear and tear and damage by fire, other casualty and eminent domain excepted. In the case of damage or destruction of such trade fixtures, equipment and other personal property and Tenant's Work during the term of this Lease, Tenant shall have the right to recover its loss from any insurance company with which it has insured the same, notwithstanding that any of such things might be considered part of the Premises at the end of the term. At the option of Landlord, which option Landlord may exercise only at the time Landlord approves any Plans and Specifications for any Tenant's Work or upon receipt of notice from Tenant for alterations and improvements which do not require Landlord's approval, Tenant shall remove any or all of Tenant's Work and alterations and improvements at the end of the term, but Landlord shall not require Tenant to remove any of Tenant's Work completed in connection with the initial preparation of each area of the Premises for Tenant's use and occupancy. Landlord may not require removal of pipes, wires and the like from the walls, ceilings or floors, provided that the Tenant properly cuts, caps and disconnects such pipes and wires and seals them off in a safe and lawful manner flush with the applicable wall, floor or ceiling and redecorates the area consistent with the remainder of the Premises. Tenant shall be responsible for any damage to the Premises caused by the malfunction of its equipment or the removal of its property as aforesaid.

   SECTION XIV. INSPECTION. Upon reasonable advance notice to Tenant (except in
   -----------  ----------
an emergency), Landlord and any mortgagee of the Premises or of the Premises and Property, or of Landlord's interest therein, and their representatives shall have the right at all times to enter the Premises to inspect the same and to make repairs or replacements therein as required by this Lease; provided, however, that the Landlord and such mortgagees and representatives shall use reasonable efforts not to interfere materially with Tenant's use and occupancy of the Property.

   SECTION XV. CASUALTY. If the Premises or Property shall be damaged or
   ----------  --------
destroyed by fire or other casualty, Landlord shall, except as otherwise provided herein, with reasonable diligence, restore the Premises or the Property to its condition before such damage, but Landlord's obligation hereunder shall be subject to zoning and building laws then applicable to the Premises. Landlord's obligation hereunder shall be limited to the proceeds received by Landlord (net of any amounts required to be paid to Landlord's mortgagee) under the insurance policy covering the Premises (or which would have been received by Landlord if Landlord had been carrying the insurance required under this Lease), plus any funds voluntarily contributed by Tenant to cover any excess of the cost of such restoration over the amount of such proceeds (with Tenant having no obligation to pay any such excess), and Landlord shall not be obligated to commence such restoration until such insurance proceeds (and voluntary contribution from Tenant) are released to Landlord; provided, however, if Landlord determines that such proceeds are likely to be insufficient to complete such restoration, Landlord shall promptly give written notice of such insufficiency to Tenant, and Tenant and Landlord shall have the right to terminate this Lease by written notice to the other specifying the date, not more than 60 days nor less than 30 days after the date of such notice from Tenant to Landlord, on which such termination shall be effective, and this Lease shall terminate on such specified date, as though such specified date were the date of the ordinary expiration of the term of this Lease, unless, within ten business days after receiving such notice from Tenant, Landlord commits in writing to Tenant to pay such insufficiency from Landlord's own funds or within ten business days after receiving such notice from Landlord, Tenant commits in writing to Landlord to pay such insufficiency from Tenant's own funds. Tenant shall repair or restore with due diligence all trade fixtures, equipment and other personal property installed by Tenant damaged or destroyed by such fire or casualty.

   Within 60 days after any damage to the Premises or the Property by fire or other casualty, Landlord shall give written notice to Tenant of Landlord's reasonable estimate of the time required to complete the restoration of the Premises or the Property according to this Section XV (including any time needed to collect proceeds of insurance from such damage). If the time to complete such restoration exceeds 270 days, Tenant shall have the right to terminate this Lease within 30 days after receiving such notice from Landlord. If the Premises shall be damaged a result of a risk which is not required to be covered by insurance under this Lease, or if the Premises shall be damaged or destroyed to the extent of 25% or more of its reasonable replacement value in the last three
(3) years of the then current term of this Lease (unless Tenant shall exercises, before or after to the date of such damage, any remaining option to extend the term of this Lease), Landlord shall have the right to terminate this Lease within 60 days after such damage occurs. If Landlord and Tenant do not so terminate this Lease but Landlord fails to complete the restoration of the Premises and the Property within 365 days after any such fire or other casualty, Tenant shall have the right to terminate this Lease at any time before the completion of such restoration. Landlord or Tenant shall exercise any right to terminate this Lease under the provisions of this paragraph by written notice to the other specifying a date, not less than 30 nor more than 60 days after the date of such notice, when such termination shall be effective.

   If the Premises or any part thereof shall be damaged or destroyed by fire or other casualty (irrespective of whether or not Landlord shall be insured against the perils causing such damage), and if as a result thereof Tenant suffers a material, adverse effect on its use and enjoyment of the Premises, then a just proportion of the Rent and Additional Rent reserved hereunder shall be suspended or abated according to the extent to which Tenant may be reasonably required to discontinue its business in the Premises until the work of restoration to be done by Landlord as aforesaid shall be completed.

   SECTION XVI. EMINENT DOMAIN. If the whole of the Premises or the Property
   -----------  --------------
shall be taken by condemnation or rights of eminent domain (the words "condemnation" and "eminent domain" as used herein to include purchase in lieu thereof; hereinafter collectively referred to as a "taking"), then the term hereof shall cease as of the date of the vesting of title or as of the day possession shall be taken thereunder, whichever is earlier. If twenty-five percent (25%) or more of parking spaces on the Property or any portion of the Premises shall be taken, and such taking materially impacts the ability of Tenant to operate in the Premises Tenant shall have the right to terminate this Lease. If more than 25% of the rentable area of the Premises is taken, Landlord shall be entitled to terminate this Lease. Landlord or Tenant shall exercise any right to terminate this Lease under the provisions of this paragraph by written notice to the other within 30 days after the date when such taking shall be effective, and any such termination shall be effective as of such date.

   If neither Landlord nor Tenant elect so to terminate this Lease, Landlord shall with due diligence restore the Premises and/or the Property to an architectural unit as nearly like its condition prior to such taking as shall be practical, and all of the provisions hereof shall continue in effect, but, in case there shall be a reduction of the floor area of the Premises by reason of such taking, the Rent and Additional Rent shall be equitably abated to the extent of the reduction of the floor area of the Premises from the time possession shall be taken for the balance of the term of this Lease.

   During the restoration work to be done by Landlord, if any, a just proportion of the Rent and Additional Rent herein reserved shall be suspended or abated according to the extent that Tenant may be reasonably required to discontinue its business in the Premises until the work shall be completed. In the event of restoration, Landlord's obligation to restore shall be to the extent of the damages awarded for the taking and released to Landlord (net of any amounts required to be paid to Landlord's mortgagee). Landlord's obligations shall be subject to zoning and building laws then applicable to the Premises. Tenant shall repair or restore all trade fixtures or equipment installed by Tenant. All damages awarded for any taking, whether for the whole or a part of the Premises or the balance of the Property, or otherwise, shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for diminution in value to the leasehold or to any fee or otherwise; provided, however, that Tenant shall be entitled to receive and retain any amounts which may be specifically awarded to it by reason of the loss of its trade fixtures, equipment, furniture or personal property and any interruption of Tenant's business. Tenant shall have the right to prosecute any claim for its relocation or moving expenses.

   SECTION XVII. INDEMNIFICATION. Tenant shall indemnify and hold harmless
   ------------  ---------------
Landlord from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm or public authority, including without limitation all costs and expenses (including reasonable attorney's fees) incurred in or in connection with any such claim, or any action or proceeding brought thereon, but only to the extent arising:

   (a) on account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the Premises on account of or based upon the act, omission, fault, or neglect (when Tenant's has a legal duty to act) of Tenant, its servants, agents, employees, licensees, invitees and guests;

   (b) on account of or based upon any injury to person or loss of or damage to property, sustained or occurring elsewhere (other than on the Premises) in or about the Premises (and, in particular, without limiting the generality of the foregoing on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, approaches, roof, parking areas, or other appurtenances and facilities used in connection with the Premises) arising out of the use or occupancy of the Premises or Property by the Tenant or its agents, employees, contractors or invitees; and

   (c) on account of or based upon (including monies due on account of) any Tenant's Work during the term of this Lease and during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises; provided, however, Tenant shall have no obligation to indemnify or hold harmless Landlord from any such claim, liability or penalty to the extent arising out of the negligence or willful misconduct of Landlord or its agents, employees, contractors or invitees. In case any action or proceeding is brought against Landlord by reason of any such claim against which Tenant is obligated to indemnify Landlord under this Section XVII, Tenant, upon notice from Landlord, shall, at Tenant's expense, resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord, it being agreed that such counsel as may act for insurance underwriters of Tenant engaged in such defense shall be deemed satisfactory.

   SECTION XVIII. PROPERTY OF TENANT. In addition to and not in limitation of
   -------------  ------------------
other provisions of this Lease, Tenant covenants and agrees that all of its merchandise, furniture and personal property of every kind, nature and description which may be in or upon the Premises or Property, in the public corridors, or on the sidewalks or approaches thereto, or in the parking areas, during the term hereof, shall be at the sole risk and hazard of Tenant, and that, if the whole or any part of such merchandise, furniture or personal property shall be damaged, destroyed, stolen or removed by any cause whatsoever, no part of said damage or loss shall be charged to or borne by Landlord. Tenant shall, at Tenant's expense, obtain and keep in force "all risk" property insurance covering Tenant against damage to or loss of any personal property, trade fixtures and equipment of Tenant, and provide for waiver of subrogation by Tenant's insurer against Landlord and coverage for the full replacement cost of such property.

   SECTION XIX. INJURY AND DAMAGE. Landlord shall not be liable for any injury
   -----------  -----------------
or damage to property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow, or leaks from any part of the Premises or parking area, or from the pipes, appliances, or plumbing works or from the roof, street or subsurface or from any other place or from dampness or by any other cause of whatever nature, whether caused by other tenants or persons in the Premises or on the Property or in any parking area or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for such injury or damage to property resulting from any latent defect in the Premises or on the Property.

   SECTION XX. ASSIGNMENT, MORTGAGING, AND SUBLETTING. Tenant covenants and
   ----------  --------------------------------------
agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission (when Tenant has a legal duty to act) on the part of Tenant, or occupied by anyone other than Tenant, or for any use or purpose other than as permitted under this Lease, or be sublet, without the prior written consent of Landlord in every case, which consent Landlord shall not unreasonably withhold, delay or condition. Not in limitation of the foregoing, Tenant's request for Landlord's consent to subletting or assignment shall be submitted in writing no later than ten business days in advance of the proposed effective date of such proposed assignment or sublease, which request shall be accompanied by the following information (such information shall be collectively referred to as the "REQUIRED INFORMATION"): (i) the name, current address and business of the proposed assignee or sublessee; (ii) the amount and location of the space within the Premises proposed to be so subleased; (iii) the proposed effective date and duration of the assignment or subletting; and (iv) the proposed rent and other consideration to be paid to Tenant by such assignee or sublessee. Tenant also shall promptly supply Landlord with financial statements and other information as Landlord may request, prepared in accordance with generally accepted accounting principles, not more than ninety (90) days old when delivered to Landlord, indicating the net worth, liquidity and credit worthiness of the proposed assignee or sublessee in order to evaluate the proposed assignment or sublease. Tenant agrees to reimburse Landlord for legal fees and any other reasonable expenses and costs, not to exceed $500 in any single instance, incurred by Landlord in connection with any proposed assignment or subletting.

   Landlord may grant its consent to any assignment or sublease subject to the condition that any assignee or subtenant shall promptly execute, acknowledge, and deliver to Landlord an agreement in form and substance satisfactory to Landlord, whereby any such assignee shall agree to be bound by, and any such subtenant shall agree that its sublease is subject and subordinate to, the covenants, agreements, terms, provisions and conditions set forth in this Lease. If Tenant shall sublet the Premises, having first obtained Landlord's consent, at a rent in excess of the Rent and Additional Rent due and payable by Tenant under the provisions of this Lease, such excess Rent and Additional Rent shall be divided equally between Landlord and Tenant after deducting Tenant's reasonable expenses of subletting, including commissions paid to brokers and reasonable attorney's fees, and the amortized (on a straight-line basis over the term of this Lease) of any Tenant's Work); it being agreed, however, that Landlord shall not be responsible for any deficiency if Tenant shall sublet the Premises at a rent less than that provided for herein. Further, it is agreed that in lieu of withholding or granting its consent Landlord may, within ten business days of receipt of a request from Tenant for consent to a proposed assignment or sublease of the entire Premises, terminate this Lease. If Landlord shall elect to terminate this Lease, it shall give Tenant written notice of its election, which notice shall set forth a date, not less than sixty (60) or more than one hundred twenty (120) days from the receipt by Landlord of such request from Tenant, on which such termination shall be effective, and on such date Tenant shall surrender the Premises in accordance with the provisions of this Lease relating to the surrender of the Premises as the expiration of the term of this Lease. The listing of any name other than that of Tenant, whether on the doors of the Premises or on the directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the written consent of Landlord mentioned in this Section XX.

   Any contrary or inconsistent provision of this Lease notwithstanding, Tenant will have the right, without Landlord's prior consent and without any right of Landlord to terminate this Lease, to assign this Lease or sublet all or any portion of the Premises to any person or business organization controlling, controlled by, or under common control with Tenant or in connection with a merger or consolidation of or into Tenant or the sale of all or substantially all of Tenant's assets.

   If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may, after an Event of Default, collect Rent and/or Additional Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. No assignment, subletting or use of the Premises by an affiliate of Tenant shall affect the purpose for which the Premises may be used stated in Section II. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under the Lease and for compliance with all the obligations of Tenant under the Lease.

   SECTION XXI. SIGNS. No signs may be put on or in any window by Tenant. Any
   -----------  -----
signs or letters in the public corridors or on the doors or exterior of the Premises must be submitted to Landlord for written approval before installation, which approval shall not be unreasonably withheld, and which installation shall be at the sole expense of Tenant.

   SECTION XXII. INSURANCE COMPLIANCE. Tenant will not do anything in, upon or
   ------------  --------------------
about the Premises which may prevent the obtaining of any fire, liability or other insurance upon, or written in connection with, the Premises or the Property or which may make any such insurance void or voidable (provided such insurance shall not contain conditions or restrictions materially restricting or interfering with Tenant's use of the Premises for the purposes permitted under this Lease), or which may create any extra premiums or increase the rate of any such insurance over that normally applicable to office buildings unless the Tenant pays such extra or increased premiums.

   SECTION XXIII. INFLAMMABLES, ODORS. Tenant shall not bring or permit to be
   -------------  -------------------
brought or kept in or on the Premises, any inflammable, combustible or explosive fluids, material, chemical or substance (other than office supplies, cleaning substances used in the ordinary course of cleaning and maintenance, and other substances used in the ordinary course of Tenant's business, but in compliance with all applicable laws), or cause or permit any odors of cooking or other processes or any unusual or other objectionable odors to emanate from the Premises.

   SECTION XXIV.  DEFAULT. Any one of the following events shall be deemed to
   ------------   -------
be an "EVENT OF DEFAULT":

   (a) Failure on the part of Tenant to pay Rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable and such failure continues for five (5) days (the "monetary notice and cure period") after Landlord has sent to Tenant notice of such failure. However, if (i) Landlord shall deliver to Tenant two such notices within any twelve-month period, even though Tenant's failure specified in such notices shall have been cured and this Lease not terminated; and (ii) during the twelve-month period next following the date on which the second such notice was delivered by Landlord to Tenant, Tenant thereafter shall fail to pay any Rent, Additional Rent or other charges when due, such failure shall automatically be deemed to be an Event of Default upon Landlord giving Tenant written notice thereof, and there shall be no monetary notice and cure period.

   (b) Failure on the part of Tenant to comply with (i) the insurance requirements hereunder and failure of Tenant to cure same within ten (10) days following notice from Landlord (the "insurance notice and cure period") or (ii) failure on the part of Tenant to comply with any other obligation of Tenant of this Lease and failure of Tenant to cure such failure within 30 days following notice from Landlord to Tenant of the nature of such failure or, if Tenant cannot reasonably cure such failure within such 30-day period, such additional time as is necessary to cure such failure with diligence and continuity (the "non-monetary notice and cure period"). Notwithstanding the insurance notice and cure period and the non-monetary notice and cure period provided in the preceding sentence, Tenant shall be obligated to commence the cure of such failure promptly and use best efforts to complete such cure as soon as possible.

   (c) The commencement of any of the following proceedings: (i) the estate hereby created being taken on execution or by other process of law; (ii) Tenant being judicially declared bankrupt or insolvent according to law; (iii) an assignment being made of the property of Tenant for the benefit of creditors;
(iv) a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer being appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction, and such appointment not being dismissed within 60 days after Tenant receives notice of such appointment; or (v) a petition being filed for the reorganization of Tenant under any provisions of the Bankruptcy Act now or hereafter enacted, and such petition not being dismissed within 60 days after Tenant receives notice of such petition.

   (d) Tenant filing a petition for reorganization or for rearrangement under any provisions of the United States Bankruptcy Code now or hereafter enacted, and providing a plan for a debtor to settle, satisfy or to extend the time for the payment of debts.

   If an Event of Default shall occur, then in addition to any other remedy Landlord may have at law or equity, Landlord may (i) apply the Security Deposit, if any, specified in Section XLIII toward any costs and expenses incurred by Landlord in connection with such Event of Default without waiving any of Landlord's other rights hereunder, (ii) cure Tenant's Event of Default at Tenant's cost and expense, and/or (iii) lawfully enter the Premises or any part thereof and repossess the same as the former estate of the Landlord and expel the Tenant and those claiming under the Tenant without being deemed guilty of any manner of trespass.

   Tenant covenants that it will indemnify the Landlord against all losses Landlord may incur by reason of any Event of Default. If Landlord terminates this Lease due to an Event of Default, Tenant shall continue to remain liable for the full and prompt payment and performance of all of Tenant's obligations under this Lease from the date of such termination until Landlord relets the Premises as provided herein; provided, however, Landlord shall have the right at any time after such termination, to collect from Tenant, and Tenant shall pay to Landlord, as liquidated damages, the sum of (1) all Rent, Additional Rent and other charges due and payable by Tenant to Landlord under this Lease through the date of judgment the amount of such liquidated damages, (2) the excess of (i) all Rent, Additional Rent and other charges due pursuant to the Lease from the date of judgment through the normal expiration of the term of this Lease (had the Lease not been terminated in accordance herewith), including increases in Taxes and Operating Costs projected reasonably on the basis of experience under the Lease, over (ii) the fair market rental value of the Premises, including base rent, additional rent (including Taxes and Operating Costs) and other charges payable by prospective tenants of comparable buildings in the Chelmsford area, which excess shall be reduced to a present value at a discount rate of eight percent, and (3) all costs Landlord may incur in obtaining possession of the Premises or in reletting the Premises (including without limitation reasonable attorneys fees, brokerage commissions, and improvements, alterations and decorations necessary to prepare the Premises for the use and occupancy by a prospective tenant, but only to the extent such costs are not reimbursed to Landlord through the rent, additional rent and other charges payable by such prospective tenant).

   Landlord shall use reasonable efforts to relet the Premises, on such terms and conditions as Landlord in its reasonable discretion may determine (including a term different from the term of the Lease, rental concessions, and alterations to, and improvement of, the Premises), and otherwise to mitigate its damages arising out of any Event of Default or termination of this Lease. However, Landlord shall not be obligated to relet the Premises at below market rates. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting, provided that Landlord exercises reasonable efforts to relet the Premises and collect such rent. In the event of reletting, Landlord shall have no liability to account to Tenant for any excess in proceeds received from such reletting.

   SECTION XXV. SUBORDINATION AND ESTOPPEL. Provided that Tenant receives a
   -----------  --------------------------
Non-Disturbance Agreement (as hereinafter defined) from the holder of any mortgage and the lessor under any ground lease or superior lease encumbering any interest in this Lease, the Premises or the Property, this Lease shall subordinate in all respects to all such mortgages which may now or hereafter be placed on or affect the real property of which the Premises are a part, or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, on the terms and conditions of such Non-Disturbance Agreement. Within ten business days after the date of the execution of this Lease, Landlord shall deliver to Tenant an agreement (a "NON-DISTURBANCE AGREEMENT"), in recordable form, from the holder of any such mortgage and/or the lessor under any such ground lease encumbering this Lease, the Premises or the Property as of the date of this Lease, which agreement shall provide that, in the event of that such holder or lessor (or their successor or assignees, including any purchaser at a foreclosure sale or the grantee under any deed in lieu of foreclosure) succeeds to Landlord's title to the Premises or Property or interest under this Lease, such holder or lessor shall recognize Tenant's rights, not disturb Tenant's occupancy, and assume Landlord's obligations, under this Lease. Notwithstanding the generality of the foregoing provisions of this Section XXV, Tenant agrees that any such mortgagee shall have the right at any time to subordinate any such mortgages or other instruments of security to this Lease. Tenant further covenants and agrees that, in the event of that such holder or lessor (or such successor or assignees) succeeds to Landlord's title to the Premises or Property or interest under this Lease, Tenant shall attorn to such mortgagee or lessor or such purchaser, on the terms and conditions of the Non-Disturbance Agreement.

   Tenant shall, from time to time, within ten (10) business days after receiving a written request from Landlord, execute, acknowledge and deliver an estoppel certificate ("ESTOPPEL CERTIFICATE") certifying, to the extent true and to the best of Tenant's knowledge, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the term has commenced, the full amount of the Rent and Additional Rent then accruing thereunder, and the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a security deposit; that no Rent under this Lease has been paid more than thirty
(30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the Estoppel Certificate); that Tenant, as of the date of such Estoppel Certificate, has no charge, lien, or claim of offset under this

Lease or otherwise against Rent or Additional Rent due or to become due hereunder; that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other facts as may be reasonably requested by Landlord or any mortgagee of Landlord and are not ascertainable from the express terms of the Lease. Any Estoppel Certificate may be relied upon by Landlord, any successor of Landlord, any mortgagees of Landlord or any prospective purchaser of the Building.

   SECTION XXVI. NOTICES. Any notice, request, demand or other communication by
   ------------  -------
Tenant to Landlord shall be served by receipted hand delivery, by certified mail, postage prepaid, or by recognized overnight courier, addressed to Landlord as set forth below, and any notice, request, demand or other communication by Landlord to Tenant shall be served by a recognized overnight courier, addressed to Tenant as set forth below.

   To Landlord:          New Boston Mill Road Limited Partnership
                         One Longfellow Place, Suite 3612
                         Boston, Massachusetts 02114

   with a copy to:       Rappaport, Aserkoff & Rappaport
                         One Longfellow Place, Suite 3611
                         Boston, Massachusetts 02114

   To Tenant:            Sycamore Networks, Inc.
                         220 Mill Road
                         Chelmsford, Massachusetts
                         Attention:

   with a copy to:       Testa, Hurwitz & Thibeault, LLP
                         125 High Street
                         Boston, Massachusetts 02110
                         Attention:  Real Estate Department

Landlord and Tenant may each change their addresses by providing notice of such change to the other in the manner specified in this Section XXVI.

   SECTION XXVII.  INTENTIONALLY DELETED.
   -------------

   SECTION XXVIII. QUIET ENJOYMENT. The Tenant, on paying the said Rent and
   --------------  ---------------
Additional Rent and performing the covenants of this Lease on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease for the term aforesaid and any extension thereof, free from disturbance by Landlord or anyone claiming by, through or under Landlord.

   SECTION XXIX.  BINDING AGREEMENT. This Lease shall bind and inure to the
   ------------   -----------------
benefit of the parties hereto and their respective heirs, representatives, successors and assigns. This Lease contains the entire agreement of the parties and may not be modified except by instrument in writing signed by the parties hereto.

   SECTION XXX. PARTNERSHIP. During such time as the Landlord shall be a limited
   -----------  -----------
partnership, Tenant agrees that it shall not hold any partner of Landlord personally liable for the payment of any monetary obligation to Tenant under this Lease, and in the event it has a claim against Landlord, Tenant shall look only to the fee simple title and interest in the Property for recovery of any judgment from Landlord; it being specifically agreed that neither the Landlord nor anyone claiming by, through or under Landlord shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant; provided, however, this Section XXX shall not restrict or prevent Tenant from enforcing any rights or remedies other than monetary judgments, at law or in equity, including without limitation specific performance and injunctive relief, against any Landlord or any such partner or anyone claiming by, through or under Landlord.

   SECTION XXXI. SEISIN. In the event of a sale or other disposition of the
   ------------  ------
Property by Landlord, Landlord shall be entirely free and relieved from the performance and observance thereafter of all covenants and obligations of Landlord hereunder, it being understood and agreed that the successor to Landlord's ownership of the Property shall thereupon and thereafter be deemed to have assumed, and shall perform and observe, any and all of such covenants and obligations of Landlord under this Lease.

   SECTION XXXII.  INSURANCE.
   -------------   ---------

   (a) Tenant shall maintain in full force and effect the following insurance written by one or more responsible companies licensed to do business in the state in which the Premises is located in form and content reasonably satisfactory to Landlord, including, except as to clause (2) of this Section XXXII(a), at the request of Landlord, Landlord and Landlord's managing agent, New Boston Management Services, Inc. as additional insureds, and Tenant shall keep deposited with the Landlord certificates of all policies of insurance required under this Lease, with endorsements on such certificates to the effect that such insurance shall not be cancelled by the insurer without at least fifteen (15) days prior notice to Landlord.

   (1) Commercial General Liability insurance in the broadest form of such coverage as is available from time to time in the jurisdiction in which the Premises is located, applying to the use and occupancy of the Premises and the business operated by Tenant and on an occurrence basis in an amount not less than Three Million Dollars ($3,000,000) combined single limit for property damage and for any personal injury, including death, to one or more than one person arising out of any one incident.

   (2) Worker's compensation insurance in the minimum amount required by statute covering all employees, and, if Tenant shall contract with any independent contractor for the furnishing of labor, materials or services to Tenant, Tenant shall require such independent contractor to maintain worker's compensation insurance covering all its employees and all the employees of any subcontractor.

   (3) Personal Property - Landlord shall not be liable to Tenant for and Tenant shall carry extended coverage property damage insurance covering Tenant's personal property located at the Premises (including furniture, trade fixtures and equipment on a replacement cost basis), if any, including:

       (i) Loss of property through thefts regardless of where the theft takes place; and

       (ii)   Damage to property regardless of where the damage takes place;

       (iii) Damage to or loss of property caused by visitors to or in the Building.

   It is specifically understood that Landlord's insurance does not cover any personal property of Tenant, and Tenant shall not make any claim for loss of or damage to such property against Landlord or Landlord's insurance carrier and shall not permit its insurance carrier to make any claim for loss or damage to such property against Landlord or Landlord's insurance carrier.

   (b) Landlord's Insurance. Landlord shall maintain in full force and effect the following insurance written by one or more responsible companies licensed to do business in Massachusetts, naming Tenant as an additional insured as its interest may appear under the Lease. The costs of such insurance shall be reimbursed by Tenant to Landlord as an Operating Cost pursuant to Section X:

       1. Fire and extended coverage insurance in an amount equal to one hundred percent (100%) of the replacement cost of the Premises and the Common Facilities, as such cost may be determined from time to time.

       2. Commercial General Liability insurance in the broadest form of such coverage as is available from time to time in the jurisdiction in which the Premises is located, on an occurrence basis in an amount not less than Three Million Dollars ($3,000,000) combined single limit for property damage and for any personal injury, including death, to one or more than one person arising out of any one incident, or such greater commercially reasonable amount as may be recommended by Landlord's insurance advisor or required by Landlord's mortgagee.

       3. Worker's compensation insurance covering all employees, and, if Landlord shall contract with any independent contractor for the furnishing of labor, materials or services to Landlord, Landlord shall require such independent contractor to maintain Worker's compensation insurance covering all its employees and all the employees of any subcontractor.

       4. Rental interruption insurance.

   SECTION XXXIII. SUBROGATION, INSURANCE PREMIUMS. Landlord and Tenant hereby
   --------------  -------------------------------
waive any rights each may have against the other in connection with any of the damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Building or its contents, arising from covered causes of loss for which property insurance is carried or required to be carried pursuant to this Lease. Each party on behalf of their respective insurance companies insuring their respective property against any such loss, shall waive any right of subrogation that it may have against the other party.

   SECTION XXXIV. SHORING. If an excavation shall be made upon the Property or
   -------------  -------
upon land adjacent to the Property, or shall be authorized to be made, Tenant shall, upon reasonable advance written notice, afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claims by Tenant for damages or indemnity against Landlord, or diminution or abatement of rent, provided that such entry and work do not materially interfere with Tenant's use and enjoyment of the Premises.

   SECTION XXXV. REZONING. Tenant agrees that it shall not oppose any
   ------------  --------
application for rezoning or variance instituted by Landlord, its successors or assigns which does not materially impact Tenant's use and enjoyment of the Premises or its operations therein.

   SECTION XXXVI. SEPARABILITY. If any provision or any part of any provision of
   -------------  ------------
this Lease, or if the application of any provision or any part of any provision of this Lease to any person, entity, or circumstance shall be held invalid by a court of competent jurisdiction, such invalidity shall have no effect on any other provision or any part of any other provision of this Lease or its application to any other person, entity, or circumstance.

   SECTION XXXVII. WAIVER OF TRIAL BY JURY.  INTENTIONALLY DELETED.
   --------------  -----------------------

   SECTION XXXVIII. NO WAIVER. No act or thing done by Landlord or Landlord's
   ---------------  ---------
agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of this Lease, shall not constitute a waiver in any respect nor prevent a subsequent act, which originally constituted a violation, from having all force and effect of an original violation. The receipt by Landlord of Rent or Additional Rent with knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent or Additional Rent herein stipulated shall be deemed to be other than on account, nor shall any endorsement or statement on any check, nor any letter accompanying any check or payment as Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or Additional Rent or pursue any other remedy in this Lease provided.

   SECTION XXXIX. HOLDING OVER. In the event Tenant or any party claiming by,
   -------------  ------------
through or under Tenant shall hold over the Premises or any part thereof after the termination of this Lease, such holding over shall constitute and be construed as a tenancy at sufferance only, provided that all the terms of this Lease shall apply except that the Rent set forth in Section IV shall be calculated at a daily rate equal to one hundred-fifty percent (150%) of the daily Rent reserved in said Section IV. Nothing contained in this Section XXXIX shall be construed as Landlord's consent to Tenant holding over.

   SECTION XL. CAPTIONS, PLURAL, GENDER. The captions are inserted only as a
   ----------  ------------------------
matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provisions hereof. Whenever a masculine or singular pronoun is used in this Lease, it shall include the feminine and plural thereof whenever the context so permits or requires.

   SECTION XLI. BROKERAGE. Tenant covenants that it has dealt with no broker
   -----------  ---------
other than the broker specified at the end of this Section XLI, as Tenant's Broker and as Landlord's Broker, in locating the Premises demised by this Lease and in negotiating this Lease and Tenant further covenants and agrees that it shall hold Landlord harmless from any and all claims which may be asserted by any real estate broker other than the broker specified at the end of this
Section XLI, as Tenant's Broker and as Landlord's Broker, who claims that it showed or referred the Tenant to the Landlord or to the Premises for any transaction involving or resulting in this Lease or the Premises.

   Landlord covenants that it has dealt with no broker other than the broker specified at the end of this Section XLI, as Tenant's Broker and as Landlord's Broker, in negotiating this Lease and Landlord further covenants and agrees that it shall hold Tenant harmless from any and all claims which may be asserted by any real estate broker other than the broker specified at the end of this
Section XLI, as Tenant's Broker and as Landlord's Broker, who claims that it showed or referred the Tenant to the Landlord or to the Premises for any transaction involving or resulting in this Lease or Premises demised hereby. Landlord shall be responsible for the payment of commissions to the brokers listed herein under separate agreement.

   Tenant's Broker:      Boston Real Estate Partners

   Landlord's Broker:    None

   Except as may be provided in separate agreement between Landlord and Tenant's Broker, Landlord shall not be responsible for the payment of any fee or commission to any broker or other third party, including any broker identified herein, who is retained by Tenant in connection with any such renewal, extension, and/or expansion of this Lease.

   SECTION XLII.  HAZARDOUS WASTE.
   ------------   ---------------
   (a) For the purpose of this Section XLII - "Hazardous Substance" shall mean any waste, substance or other material which may be dangerous to health or environment, including, without limitation, all "hazardous wastes", "hazardous materials", "hazardous substance", "toxic substance", "oil", "infectious medical waste" and "hazardous medical waste" as defined in any federal, state, or local law, regulation or ordinance, or otherwise, including without limitation any wastes, substances or materials regulated under the Resource Conservation and Recovery Act of 1976, as amended, (42 U.S.C. Section 6901, et. seq. "RCRA") the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (42 U.S.C. 9601 et. seq. "CERCLA"), and the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat 1613, et seq.
                                                                        -- ---

   (b) Tenant shall not dump, flush or in any way introduce any Hazardous Substances into the sewerage, drainage or other waste disposal system serving the Premises or the Property, other than office supplies, cleaning substances used in the ordinary course of cleaning and maintenance, and other substances used in the ordinary course of Tenant's business ("PERMITTED SUBSTANCES"), which Tenant shall dispose of in accordance with all applicable laws.

   (c) Tenant shall not generate, use, store or dispose of Hazardous Substances regulated under RCRA, CERCLA, SARA and/or any other applicable municipal, federal or state environmental law, in or on the Premises or the Property, nor transport Hazardous Substances from the Premises or the Property, except in compliance with RCRA, CERCLA, SARA, and any other applicable municipal, federal or state environmental law.

   (d) Tenant shall promptly notify Landlord in writing of any incident in the Premises or the Property which might require the filing of a notice under any statute described in Section XLII(a) of this Lease.

   (e) Tenant shall indemnify and hold Landlord harmless from any and all costs, liabilities, demands, claims, civil or criminal actions, causes of action, civil or criminal penalties, fines, losses, liens, assessments, damages, liabilities, costs, disbursements, expenses or fees of any kind or any nature (including without limitation all clean-up costs and attorney's fees) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord arising out of or on account of Tenant's failure to comply with the provisions of Section XLII of this Lease, whether due to any action or non-action of Tenant (when Tenant has a legal duty to act).

   (f) Except as disclosed in reports by Rizzo Associates, Inc. dated June 25, 1997 and updated May 26, 1999, Landlord represents and warrants to the best of its knowledge that there are no Hazardous Substances on or about the Property. Landlord shall indemnify and hold harmless Tenant from any and all costs, liabilities, demands, claims, civil or criminal actions, causes of action, civil or criminal penalties, fines, losses, liens, assessments, damages, liabilities, costs, disbursements, expenses or fees of any kind or any nature (including without limitation all clean-up costs and attorney's fees) which may at any time be imposed upon, incurred by or asserted or awarded against Tenant arising from any Hazardous Materials present on the Property as of the date of this Lease or introduced to the Premises after such date as a result of the negligence or willful misconduct of Landlord or its agents, employees or contractors.

   SECTION XLIII. SECURITY DEPOSIT. Simultaneously with the execution and
   -------------  ----------------
delivery of this Lease to Landlord, Tenant shall deposit with Landlord a letter of credit in the sum of $477,888 (the "LETTER OF CREDIT") to be held and, in accordance with this Section XLIII, presented, drawn upon and the proceeds thereof retained and applied by Landlord, as security for the faithful payment, performance and observance by Tenant of the covenants and agreements of Tenant under and pursuant to this Lease. It is agreed and understood that in the event of the occurrence of an Event of Default of Tenant, Landlord may present for payment and draw upon the Letter of Credit, and Landlord may use, apply or retain, the whole or any part of the amounts available to be drawn under the Letter of Credit to the extent required for the payment of any Rent or Additional Rent or any other sum which Landlord may expend or be entitled to the payment of by reason of any Event of Default of Tenant or any failure of Tenant to pay, perform or observe any term, covenant, condition or provision of this Lease, including without limitation, any late charges, interest payments or any damages or deficiency in the re-letting of the Premises whether said damages or deficiency occurred before or after summary proceedings or other re-entry by Landlord.

   If Landlord shall present, draw upon and apply or retain all or any portion of the amounts evidenced by the Letter of Credit, Tenant shall immediately replenish and reinstate the amount available to be drawn under the Letter of Credit or cause a substitute Letter of Credit in the form and amount required by this Lease to be re-issued so that at all times during the Term of this Lease, Landlord shall be entitled to draw upon the entire dollar amount of the Letter of Credit in the amounts required hereunder, notwithstanding any prior presentation and draw thereon.

   The Letter of Credit must at all times be an irrevocable commercial letter of credit in the amount required by this Lease and payable through a bank, acceptable to Landlord in Landlord's reasonable discretion. In addition, the Letter of Credit shall be payable solely to the benefit of the Landlord from time to time under this Lease and shall be automatically renewable and, upon the direction of Landlord, transferable to and payable for the benefit of any successor Landlord under the Lease. Tenant shall maintain the Letter of Credit in effect for the time period beginning on the date of this Lease through and including the date which is the last to occur of (i) the date which is 60 days after the last day of the term of this Lease or (ii) the date which is 60 days after the date of surrender delivery of the entire Premises to Landlord in accordance with the terms and provisions of this Lease. Tenant shall bear all costs and expenses in connection with procuring the Letter of Credit and maintaining it in full force and effect for the time periods required hereunder. In the event of a sale or other transfer of the Property, Tenant shall, at its sole cost and expense, cause the Letter of Credit, in the form required hereunder, to be issued to and for the benefit of such transferee or purchaser of the Property.

   The Landlord, from time to time under this Lease, shall be entitled to receive 60 days of prior written notice of any cancellation of the Letter of Credit for any reason, and the Letter of Credit shall not be cancelable unless and until 60 days after Landlord shall have received such written notice. Upon
(i) receiving notice of cancellation of the Letter of Credit or (ii) failure of Tenant to deliver to Landlord a substitute Letter of Credit on or before the date which is 30 days prior any renewal date, and whether or not Tenant shall then be in default in the payment, performance or observance of any term, covenant or provision of this Lease,

Landlord shall be entitled to present and draw upon the entire amount of the Letter of Credit, and, upon so doing, Landlord shall be entitled to hold the proceeds of such payment as if it were a cash security deposit under this Lease to be applied against costs arising from Events of Default of Tenant from time to time arising under this Lease.

   At any time during the term of this Lease, Tenant shall have the right to convert the Letter of Credit into a cash security deposit by tendering to Landlord a sum equal to the face amount of the Letter of Credit required to be maintained by Tenant under this Lease at that time. If Tenant tenders such sum, in immediately available funds, or a replacement of the Letter of Credit for any proper purpose under this Section XLIII, Landlord shall promptly cooperate with Tenant to exchange such sum or such replacement, as the case may be, for the Letter of Credit in Landlord's possession. Landlord shall deposit any such sum tendered by Tenant in a separate, segregated, interest-bearing money-market account identified as holding Tenant's funds and shall pay all interest accruing on such account to Tenant at least once annually.

   In the event of the occurrence of an Event of Default of Tenant, Landlord may use, apply or retain, the whole or any part of any cash security deposit held by Landlord under this Section XLIII to the extent required for the payment of any Rent or Additional Rent or any other sum which Landlord may expend or be entitled to the payment of by reason of any Event of Default of Tenant or any failure of Tenant to pay, perform or observe any term, covenant, condition or provision of this Lease, including without limitation, any late charges, interest payments or any damages or deficiency in the re-letting of the Premises whether said damages or deficiency occurred before or after summary proceedings or other re-entry by Landlord. In the event that Landlord shall so apply all or any portion of the said security deposit, Tenant shall immediately upon notice, restore the same to its full amount. All or any portion of the security deposit remaining at the expiration or other termination of this Lease which has not been so applied shall be returned to Tenant.

   Provided, as of each anniversary of the Commencement Date, Tenant's tangible net worth is not less than $50 million and there is no Event of Default under the Lease beyond any applicable notice and cure period, Tenant shall have the right to a reduction in the amount of the Letter of Credit, by an amendment to or replacement of the Letter of Credit then outstanding, or any such cash security deposit, by a payment from Landlord to Tenant, equal to twenty-five percent (25%) of the face amount of the original Letter of Credit.

   SECTION XLIV. LANDLORD'S RIGHT TO PERFORM FOR TENANT. Landlord shall have the
   ------------  --------------------------------------
right, but shall not be required, to pay such sums and do any act, whether the same requires the expenditures of monies or not, which may be necessary or appropriate by reason of an Event of Default, and, in the event of the exercise of such right by the Landlord, the Tenant agrees to pay to the Landlord forthwith upon demand the cost of making such payments or performing such actions, plus interest at one and one-half percent (1 1/2%) per month of such cost and if Tenant shall default in such payment, the Landlord shall have the same rights and remedies as Landlord has hereunder for the failure of the Tenant to pay the Rent or Additional Rent. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease, and the exercise of these rights shall not be deemed an obligation of Landlord to perform such right in the future.

   SECTION XLV. GOVERNING LAW. This Lease shall be governed by the provisions
   -----------  -------------
hereof and by the laws of the state in which the Premises are located.

   SECTION XLVI. THERMEDICS TERMINATION. Landlord and Tenant acknowledge that
   ------------  ----------------------
all of the Premises is presently under lease to Thermedics Detection Inc. ("THERMEDICS") by virtue of an Agreement of Lease dated December 13, 1996 (the "THERMEDICS LEASE") between Thermedics and MBL Life Assurance Corporation, Landlord's predecessor-in-interest, and Landlord does not currently have possession of the Premises. It is a condition to the respective obligations of Landlord and Tenant under this Lease that (a) Landlord and Thermedics shall have entered into a Lease Termination Agreement, in the form attached to this Lease as Exhibit B (the "TERMINATION AGREEMENT") and a Notice of Termination of Lease in the form attached to this Lease as Exhibit C (the "TERMINATION NOTICE"), providing for termination of the Thermedics Lease and vacation of the Premises by Thermedics and all tenants and occupants of the Premises other than the subtenants under the Permitted Subleases on or before May 31, 2000, (b) Landlord, Tenant and Rappaport, Aserkoff and Rappaport (the "ESCROW AGENT") shall have entered into an agreement for the escrow of the Thermedics Termination Fee (as hereinafter defined), in the form attached to this Lease as Exhibit D (the "ESCROW AGREEMENT"), (c) Thermedics shall have executed and delivered to Escrow Agent an assignment to Tenant of the Thermedics' rights, title and interests as the sublandlord under the Permitted Subleases, in the form attached to this Lease as Exhibit E (the "ASSIGNMENT OF SUBLEASES"), and
(d) the subtenants under the Permitted Subleases shall have executed and delivered to Tenant the Estoppel Certificates in the forms attached to this Lease as Exhibit F (the "ESTOPPEL CERTIFICATES"). On or before March 7, 2000, Tenant shall pay to the Escrow Agent, in escrow, under the terms and conditions of the Escrow Agreement, the sum of $950,000 (the "THERMEDICS TERMINATION FEE"). If on or before March 9, 2000 Tenant does not receive (1) copies of the Termination Agreement and Termination Notice, executed by Landlord and Thermedics, (2) an original counterpart of the Escrow Agreement, executed by Landlord, Tenant and the Escrow Agent, (3) a copy of the Assignment of Subleases executed by Thermedics, and (4) the original Estoppel Certificates executed by the subtenants under the Permitted Subleases or, if on or before March 7, 2000 Escrow Agent has not received the Termination Fee, Landlord and Tenant shall each have the right to terminate this Lease by written notice to the other, in which event this Lease shall terminate ten days after receipt of such notice unless Tenant receives the documents specified in the preceding sentence and Landlord receives the Termination Fee before the end of such ten-day period. If Thermedics or Landlord exercises any right in the Termination Agreement to terminate the Termination Agreement, Landlord shall have the right to terminate this Lease by written notice to Tenant, in which event this Lease shall terminate immediately upon receipt of such notice by Tenant. In the event of any such termination, the Escrow Agent shall promptly return the Thermedics Termination Fee to Tenant, and this Lease shall terminate without any further liability or obligation of either Landlord or Tenant to the other party. Upon the occurrence of the Commencement Date, Escrow Agent shall have the authority, under the Escrow Agreement, to pay the Thermedics Termination Fee to Thermedics for expenses incurred in the termination of the Thermedics Lease, to pay to Tenant all accrued interest on the Thermedics Termination Fee, to deliver to Tenant the original Assignment of Subleases, and to record the Termination Notice at the Middlesex North Registry of Deeds.

   SECTION XLVII. ASSIGNMENT OF SUBLEASES. Landlord and Tenant acknowledge
   -------------  -----------------------
that portions of the Premises are occupied by certain subtenants under the following subleases (collectively, the "PERMITTED SUBLEASES"): (a) an Agreement of Sublease dated as of April 1, 1997, as amended by First Amendment of Sublease dated as of June 9, 1998, as further amended by the letter agreement dated January 18, 2000, as further amended by a letter agreement dated March 1, 2000, between Thermedics, as sublessor, and Thermo Cardiosystems Inc., as sublessee;
(b) an Agreement of Sublease dated as of June, 1997, between Thermedics, as sublandlord, and Imagraph Corporation ("Imagraph"), as sublessee (the "Imagraph Sublease"); and (c) an Agreement of Sublease dated as of February, 1997, as amended by a letter agreement dated March 1, 2000, between Thermedics and American Express Travel Related Services Company, Inc. Landlord and Tenant further acknowledge that Lumisys Corporation, a Delaware corporation ("Lumisys"), successor to Imagraph under the Imagraph Sublease, sub-subleased portions of the Premises subleased under the Imagraph Sublease under the following sub-subleases (together, the "Permitted Sub-Subleases"): (i) a Sublease Agreement dated November 9, 1999, between Lumisys and MMC Networks, Inc., and (ii) a Sublease Agreement dated October 21, 1999, between Lumisys and Foresight Imaging, LLC. Landlord hereby acknowledges its consent to the execution of the Permitted Subleases, the subtenancies and occupancies of portions of the Premises under the Permitted Subleases, the assignment of the subtenant's rights, interests and estate under the Imagraph Sublease by Imagraph to Lumisys, the execution of the Permitted Sub-Subleases, the sub-subtenancies and occupancies of portions of the Premises under the Permitted Sub-Subleases, and the assignment by Thermedics of its rights, title and interests under the Permitted Subleases pursuant to the Assignment of Subleases, which assignment shall be effective simultaneously with the termination of the Thermedics Lease and the creation of Tenant's rights, title, interest and estate in the Premises under the Lease as of the Commencement Date. Landlord and Tenant hereby agree that, the execution of the Termination Agreement and the termination of the Thermedics Lease thereunder notwithstanding, the Permitted Subleases shall not terminate, the rights, title, interests and estate of the sublandlord under the Permitted Subleases shall not merge with Landlord's rights, title, interests or estate in the Property, and the Permitted Subleases shall survive the termination of the Thermedics Lease as direct subleases between Tenant, as sublandlord, and the subtenants under the Permitted Subleases on the same terms and conditions as the Permitted Subleases. Tenant shall accept the Premises subject to the Permitted Subleases. Landlord hereby assigns to Tenant, without any representation or warranty, any rights, title, interests and estate to which Landlord may have succeeded in connection with the execution of the Termination Agreement and the termination of the Thermedics Lease thereunder.

   SECTION XLVIII. RENEWAL OPTION. Provided no Event of Default exists, Tenant
   --------------  --------------
shall have the right to extend the term of this Lease for one (1) additional term of five (5) years ("EXTENDED TERM") commencing upon the expiration of the initial term. Tenant shall exercise the right to extend the term of this Lease by written notice to Landlord no later twelve (12) months prior to the expiration of the term. The Rent for the Extended Term shall be the greater of the Rent payable under this Lease at the end of the initial term or the Market Rent as hereafter defined. All of the other covenants, agreements, terms and conditions contained in this Lease shall apply to the Extended Term. The "MARKET RENT" shall mean the fair market annual rate of base rent per rentable square foot, at the time of such notice from Tenant to Landlord, for leases of entire buildings in the Chelmsford area, comparable in age, location, condition, quality, size and amenities to the Premises, for terms of five years, on terms and conditions comparable to the this Lease, which rate shall be multiplied by the Net Rentable Area. Landlord shall notify Tenant in writing of Landlord's determination of the Market Rent within 30 days after Tenant notifies Landlord that Tenant is exercising its right to extend, provided Landlord shall not be required to set the Market Rent prior to fourteen (14) months before the expiration of the Term. If Tenant disagrees with Landlord's determination of the Market Rent, Tenant shall notify Landlord of such disagreement within ten business days after receiving Landlord's determination of the Market Rent. If Landlord and Tenant fail to agree on the Market Rent within 30 days after Landlord receives such notification from Tenant, the Market Rent shall be established using the following procedures:

   (a) Landlord and Tenant each shall have the right, by written notice (a "NOTICE OF ARBITRATION") to the other, to demand arbitration of the Market Rent. The party demanding arbitration (the "first party") shall appoint an arbitrator in the Notice of Arbitration. Within seven days after the Notice of Arbitration is given, the other party (the "second party") shall by notice to the first party appoint a second arbitrator. If the second party fails to appoint a arbitrator within such seven-day period, the position taken by the first party shall be deemed to be the correct resolution of such dispute.

   (b) Within seven days after the designation of the second arbitrator, Landlord and Tenant shall submit their respective positions with respect to the determination of Market Rent. Within fourteen days after the designation of the second arbitrators, the two arbitrators shall conduct such hearings and investigations as they deem appropriate and determine the Market Rent. The arbitrators, or either of them, shall give notice of such determination (or notice of their inability to reach agreement, as the case may be) to Landlord and Tenant within such fourteen-day period. Any agreement of the two arbitrators shall be binding upon Landlord and Tenant.

   (c) If the two arbitrators are unable to reach an agreement within such fourteen-day period, and If the lower of the two determinations of the Market Rent as determined by such two arbitrators is equal to or greater than 95% of the higher of the Market Rent as determined by such two appraisers, the Market Rent shall be deemed to be the average of such Market Rent as set forth in such two determinations. If the lower determination of the Market Rent is less than 95% of the higher determination of the Market Rent, the two arbitrators shall, within such fourteen-day period, designate a third arbitrator. If the two arbitrators fail to agree upon the designation of a third arbitrator within such fourteen-day period, then they or either of them shall give notice of such failure to agree to Landlord and Tenant within such fourteen-day period. If Landlord and Tenant fail to agree upon the selection of a third arbitrator within seven days after the arbitrators give such notice, then either party on behalf of both may apply to the president of the Greater Boston Real Estate Board or, on his or her failure, refusal or inability to act, to a court of competent jurisdiction, for the designation of such third arbitrator.

   (d) Within seven business days after the designation of the third arbitrator, the parties shall submit their respective positions with respect to the Market Rent. Within fourteen days after the designation of the third arbitrator, the third arbitrator shall conduct such hearings and investigations as he or she may deem appropriate and determine the Market Rent. If the determinations of all three arbitrators shall be different in amount, the average of the two nearest in amount shall be deemed the Market Rent. The Market Rent of the subject space determined in accordance with the provisions of this Section shall be binding and conclusive on Tenant and Landlord. As indicated above, in no event shall the Market Rent be less than the Rent applicable to the 12 calendar month period immediately preceding the commencement of the Extended Term.

   (e) All arbitrators shall be a disinterested person (a) who is employed by an appraisal firm of recognized competence in the greater Boston area, (b) who has not less than ten (10) years experience in appraising and valuing properties of the general location, type and character as the Premises, and (c) who is either a Senior Real Property Appraiser of the Society of Real Estate Appraisers or a member of the Appraisal Institute (or any successor organization). Landlord and Tenant shall each be entitled to present evidence to the arbitrators in support of their respective positions. The arbitrators shall not have the power to add to, modify or change any provisions of this Lease. The determination of the arbitrator(s) shall be conclusive and shall have the same force as a judgment in a court of competent jurisdiction. Judgment on the determination made by the arbitrator(s) under the foregoing provisions may be entered in any court of competent jurisdiction.

   (f) Each party shall pay the fees, costs and expenses of the arbitrator appointed by such party and of the attorneys and expert witnesses of such party and one-half of the other fees, costs and expenses of arbitration properly incurred under this Lease.

   SECTION XLIX. FORCE MAJEURE. In the event that either party shall be delayed
   ------------  -------------
or hindered in or prevented from the performance of an act required under this Lease, by reason of strikes, lockouts or labor troubles not restricted to Tenant's or Landlord's respective business operations, or the inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reasons of a like nature not the fault of the party delayed in performing work or doing the acts required, then performance of such act shall be excused for the period of the delay and the period for such party's performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall in no event operate to excuse Tenant from the prompt payment of Rent, or Additional Rent, or excuse performance due to lack of funds.

   SECTION L.  MULTIPLE COUNTERPARTS. This Lease may be executed
   ---------   ---------------------
simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

   IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

                            Landlord:
                            NEW BOSTON MILL ROAD
                            LIMITED PARTNERSHIP:

                            By:  New Boston Fund IV, Inc., a
                                 Delaware corporation,
                                 its General Partner,


                                 By /s/ Jerome L. Rappaport, Jr
                                    ---------------------------
                                 Name:  Jerome L. Rappaport, Jr
                                 Title: President


                                 By /s/ James Rappaport
                                    ---------------------------
                                 Name:  James Rappaport
                                 Title: Treasurer


                            Tenant:

                            SYCAMORE NETWORKS, INC.


                            By /s/ Frances M. Jewels
                               -------------------------
                            Name:  Frances M. Jewels
                            Title: Vice President and Chief
                                   Financial Officer


                            By /s/ Frances M. Jewels
                               -------------------------
                            Name:  Frances M. Jewels
                            Title: Treasurer and Secretary

                                   EXHIBIT A
                                   ---------


                         Legal Description of the Land
                         -----------------------------

A parcel of land in Chelmsford, Middlesex County, Massachusetts, lying on the westerly side line of Mill Road and the easterly side line of Elizabeth Drive being shown as Lot 3 on a plan entitled "Subdivision Plan of Land in Chelmsford, MA., for Raymond A. & Barbara F. Carye", dated January 4, 1985, by Vanasse/Hangen Engineering, Inc., Consulting Engineers and Planners, recorded with Middlesex North District Registry of Deeds, Plan Book 146, Plan 96, bounded and described as follows:

BEGINNING at a point on the Easterly side line of Elizabeth Drive at the southwesterly property corner of Lot 3;

THENCE along the Easterly side line of Elizabeth Drive a curved line to the right having a radius of 25.00 feet a distance of 14.55 feet;

THENCE along the Easterly side line of Elizabeth Drive N. 30 degrees 39'07" E.
207.58 feet;

THENCE by land of Raymond A. & Barbara F. Carye S. 20 degrees 33'52" E. 400.38 feet;

THENCE by land of Raymond A. & Barbara F. Carye N. 69 degrees 26'08" E. 329.67 feet;

THENCE by land of Raymond A. & Barbara F. Carye S. 71 degrees 45'38" E. 193.00 feet;

THENCE by land of Raymond A. & Barbara F. Carye N. 36 degrees 57'46" E. 2.87 feet;

THENCE by land of Raymond A. & Barbara F. Carye S. 20 degrees 47'21" E. 417.84 feet to the Westerly side line of Mill Road;

THENCE along the Westerly side line of Mill Road a curved line to the left having a radius of 825.90 feet a distance of 235.77 feet;

THENCE along the Westerly side line of Mill Road S. 36 degrees 00'19" W. 140.47 feet;

THENCE along the Westerly side line of Mill Road a curved line to the left having a radius of 404.62 feet a distance of 6.38 feet;

THENCE by land now or formerly of the heirs of Bertha Sullivan N. 45 degrees 55'52" W. 444.71 feet;

THENCE by land now or formerly of the heirs of Bertha Sullivan S. 00 degrees 59'56" E. 0.94 feet;

THENCE by land now or formerly of the heirs of Bertha Sullivan N. 46 degrees 00'59" W. 112.57 feet;

THENCE by land of Raymond A. & Barbara F. Carye N. 20 degrees 33'12" W. 145.74 feet;

THENCE by land of Raymond A. & Barbara F. Carye N. 16 degrees 22'50" E. 58.75 feet;

THENCE by land of Raymond A. & Barbara F. Carye N. 42 degrees 48'14" W. 304.30 feet to the point of beginning.

Together with the benefit of a drainage easement agreement dated February 28, 1985, recorded with said Deeds, Book 2969, Page 1.

Together with the benefit of an access and septic easement agreement dated February 28, 1985, recorded with said Deeds, Book 2969, Page 3.

Together with the benefit of an easement agreement, dated November 15, 1984, recorded with said Deeds, Book 2909, Page 21.

                                   EXHIBIT B
                                   ---------


                         Form of Termination Agreement
                         -----------------------------

                                   EXHIBIT C
                                   ---------


                    Form of Notice of Termination of Lease
                    --------------------------------------

                                   EXHIBIT D
                                   ---------


                           Form of Escrow Agreement
                           ------------------------

                                   EXHIBIT E
                                   ---------


                        Form of Assignment of Subleases
                        -------------------------------

                                   EXHIBIT F
                                   ---------


                         Form of Estoppel Certificates
                         -----------------------------